CONSENT OF INDEPENDENT ACCOUNTANTS



Anza  Capital,  Inc.
3200  Bristol  Street,  Suite  700
Costa  Mesa,  CA  92626


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 30, 2002, which appears on page F-2 of the 2002 Annual Report on Form 10-KSB of Anza Capital, Inc., formerly e-Net Financial Corporation, and subsidiaries for the year ended April 30, 2002.



/s/  McKennon  Wilson  &  Morgan  LLP
-------------------------------------
McKennon,  Wilson  &  Morgan  LLP


Irvine,  California
April  28,  2003